Exhibit 99.1

For Immediate Release

Local Corporation Reports Third Quarter 2012 Financial Results

Company Exceeds Prior Third Quarter Guidance, Achieves Key Milestones

IRVINE, Calif., Nov. 8, 2012 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the third quarter 2012.

“During the third quarter, we made great progress in growing our digital media and mobile ecosystem, reaching record overall, organic and mobile traffic. We also released Launch by Local, our digital media suite for small businesses, grew our direct sales force by 50 percent and achieved record subscribers for this product. We’re also pleased with the successful sale of our Rovion business earlier this quarter,” said Heath Clarke, Local Corporation chairman and chief executive officer. “We expect to continue the momentum in growing high-margin organic traffic and organic ad revenues into the fourth quarter, although we expect this will be offset by monetization dislocation in our Owned and Operated business from a combination of recent policy changes and price per click challenges from key partners. We believe the impact will be temporary and that these changes represent long-term opportunity. Our updated fourth quarter guidance of $22 to $23 million in revenues and Adjusted Net Income of approximately breakeven is down slightly from the third quarter. Fiscal 2012 revenues are expected to grow to approximately $100 million, an increase of over 27 percent compared to 2011 revenues, with Adjusted Net Income for 2012 of approximately $750,000. Continued growth of organic traffic and organic ad revenues, which are both at near-record levels, gives us confidence to expect revenue and Adjusted Net Income growth in future periods.”

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q3 2012	Q2 2012	Q3 2011
Consumer Properties:
Owned & Operated	$18,340	$20,478	$13,457
Network	4,961	4,114	4,364
Business Solutions	1,470	2,480	2,867

Revenue	$24,771	$27,072	$20,688

Adjusted Net Income (Loss)*	$152	$468	$(444)
Less interest expense, net	(131)	(97)	(227)
Less provision for income taxes	(22)	(44)	(47)
Less non-cash depreciation, amortization and stock compensation	(3,466)	(2,393)	(3,001)
Plus gain (loss) on revaluation of warrants	65	166	513
Less net loss from Rovion assets held for sale	(256)	(482)	(825)
Less asset impairment charge	—	(6,451)	—
Less severance charges	(144)	(514)	—

GAAP net loss	$(3,802)	$(9,347)	$(4,031)

Diluted Adjusted Net Income (Loss) per share *	$0.01	$0.02	$(0.02)
Diluted GAAP net income (loss) per share	$(0.17)	$(0.42)	$(0.18)
Diluted weighted average shares used for Adjusted Net Income (Loss) per share	22,245	22,219	21,940
Diluted weighted average shares used for GAAP net loss per share	22,092	22,086	21,940
Cash	$3,706	$7,103	$10,119

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; impairment charges and severance charges.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

Third Quarter Results Highlights:

•	Revenue – Third quarter 2012 revenue was $24.8 million representing an increase of 20% over third quarter 2011 revenue of $20.7 million.

•

GAAP Net Income (Loss) – Third quarter 2012 GAAP net loss was $3.8 million, or ($0.17) per diluted share, compared to the third quarter 2011 GAAP net loss of $4.0 million, or ($0.18) per diluted share.

•

Adjusted Net Income (Loss) – Third quarter 2012 Adjusted Net Income was $0.2 million, or $0.01 per diluted share, compared to third quarter 2011 Adjusted Net Loss of $0.4 million, or ($0.02) per diluted share.

•

Cash – On Sept. 30, 2012, the company’s cash balance was $3.7 million, a decrease of $3.4 million over the prior quarter. The decrease in cash is due to cash used in operating activities of approximately $2.2 million, approximately $0.8 million of cash used for capital expenditures, and $0.4 million used in financing activities relating to the net repayments on the revolving line of credit.

•	Debt – On Sept. 30, 2012, the company had borrowings of $7.6 million outstanding under its Square One Bank revolving line of credit.

“The company exceeded revenue and bottom-line projections for the quarter,” said Ken Cragun, Local Corporation chief financial officer. “Early in the fourth quarter we closed the sale of the Rovion business for $3.9 million with $3.5 million cash at closing. The sale of Rovion also eliminated the $300,000 per quarter cash burn related to this business.”

Third Quarter 2012 Operating Highlights:

•

Record Overall and Organic Traffic – Overall traffic on the site and network was a record 101 million monthly unique visitors (MUVs) in the third quarter 2012, slightly up from second quarter 2012 and up 10.0% from the year ago period. Organic traffic on the site and network was a record 39.1 million MUVs in the third quarter 2012, up 1.3% from the second quarter 2012 and up 34.0% from the year ago period. Organic traffic is defined as all non-SEM sourced traffic. Overall mobile traffic was 24.6 million MUVs in the third quarter 2012, up 28.1% from the second quarter 2012.

•

Asset and Liabilities Held for Sale – On Oct. 19, 2012, we sold all assets related to the Rovion business. The sales price totaled $3.9 million, of which $3.5 million was paid at the close with the remainder being held in escrow for a period of 18 months.

Consumer Properties:

Owned & Operated (O&O):

•

Revenue – Third quarter 2012 total revenue related to the O&O business unit was $18.3 million, up 36% from third quarter 2011 O&O revenue of $13.5 million and down 11% from second quarter 2012 O&O revenue of $20.5 million.

•	Monetization of Traffic – Revenue per thousand visitors (RKV) for third quarter 2012 was $276, up 9% from third quarter 2011 RKV of $254 and down 8% from second quarter 2012 RKV of $299.

Network:

•

Revenue – Third quarter 2012 total revenue related to the Network business unit was $5.0 million, up 14% from the third quarter 2011 Network revenue of $4.4 million and up 22% from second quarter 2012 Network revenue of $4.1 million.

•	Network Sites – The Network business unit ended the third quarter 2012 with more than 1,000 regional media sites utilizing the company’s white label business directory solution.

Business Solutions:

•

Revenue – Third quarter 2012 revenue was $1.5 million, down 48% from third quarter 2011 revenue of $2.9 million and down 40% from second quarter 2012 revenue of $2.5 million. The reduction was primarily due to the previously disclosed phasing out of legacy customers.

•

Digital Media Enrollments – The company ended the third quarter 2012 with approximately 900 Launch by Local subscribers. The company also has over 10,000 additional subscribers via self service, network and channel partners.

•

Legacy Small and Medium-Sized Businesses (SMBs) – The company ended the third quarter 2012 with approximately 6,000 legacy subscribers. The company expects to cease billing all legacy subscribers by the end of 2012, as will be fully discussed in its Form 10-Q.

Recent News Highlights:

•

Rovion Sold for $3.9 Million – In the fourth quarter, Gannett Company, Inc. (“Gannett”) acquired the company’s Rovion business and all related assets. The company has licensed the Rovion technology as part of the agreement and will continue to use the technology in its Launch by Local product offering.

•

Krillion Licensed to Gannett – In conjunction with the Rovion sale, Gannett will license the Krillion technology from the company. Krillion’s real time shopping inventory data has been integrated into the Rovion rich media ad platform, providing Gannett’s customers with access to real time shopping data.

•	New Yahoo! Five Year Agreement – In the fourth quarter, the company and Yahoo! entered into an expanded five year search and advertising agreement, extending a seven year business partnership.

•

Small Medium Business (SMB) Product Bundle – “Launch by Local” (“Launch”) is the company’s new, full-service digital marketing and advertising solution for small and medium-sized businesses (SMBs). Launch is a complete, cost-effective digital marketing and advertising solution designed to help SMBs build online presence, reach new customers and engage with existing ones.

•	Record Third Quarter Search Traffic – The company reached over 101 million total monthly unique visitors (MUVs), up 10.0 percent from the year ago period.

•	Record Third Quarter Mobile Traffic – Mobile traffic represented over 24.6 million MUVs, up over 274 percent from the year ago period.

•	Record Third Quarter Organic Traffic – The company reached organic traffic of over 39.1 million MUVs, up 34.0 percent from the year ago period.

•	Website Magazine’s Top 50 Digital Advertising Networks – The company was ranked 8th on Website Magazine’s “Top 50 Digital Advertising Networks”.

•

Mobile App – The company released its Local.com mobile app for iOS® and Android™ enabled devices. The new app enables mobile consumers to search for information on local businesses, including products and services.

•

Corporate Name Change – The company’s legal name has been changed to Local Corporation, from Local.com Corporation. The name change reflects the growth in the company’s operations beyond its flagship Local.com website and into a more diversified local media business.

•

Small Medium Businesses to Increase Digital Marketing Spend – The company released a Small Business Sentiment Survey study conducted in October by Kelton, examining the factors that small business owners weigh when they consider their digital marketing spend.

Fourth Quarter 2012 Financial Guidance:

Due to a combination of recent policy and CPC pricing changes and challenges from key monetization partners we are revising our fourth quarter fiscal 2012 guidance.

Revenue – The company expects fourth quarter 2012 revenue to be between $22.0 and $23.0 million.

Adjusted Net Income – Adjusted Net Income for the fourth quarter 2012 is expected to be approximately breakeven, or $0.00 per diluted share, assuming diluted weighted average shares of 23 million.

Projected fourth quarter 2012 Adjusted Net Income (Loss) Factors:

•	Interest Expense of $100,000

•	Tax Provision Expense of $50,000

•	Depreciation Expense of $1.0 million

•	Amortization Expense of $600,000

•	Stock Compensation Expense of $750,000

•	Net Loss from Rovion assets held for sale of $0.3 million

•	Gain on sale of Rovion assets of $1.4 million

•	Warrant Revaluation Expense and Other items are undeterminable*

Fiscal 2012 Financial Guidance:

Revenue – The company now expects 2012 revenue to be between $99 million and $100 million, which is an increase of over 27% compared to 2011 revenues.

Adjusted Net Income – Adjusted Net Income for 2012 is expected to be approximately $750,000, or $0.03 per diluted share, assuming diluted weighted average shares of 23.0 million, and taking into account the dilutive effect of stock options and warrants.

Projected 2012 Adjusted Net Income Factors:

•	Interest Expense of $400,000

•	Income Tax Provision of $200,000

•	Depreciation Expense of $3.7 million

•	Amortization Expense of $4.4 million

•	Stock Compensation Expense of $3.0 million

•	Impairment Charge of $6.5 million

•	Severance Charges of $750,000

•	Net Loss from Rovion assets held for sale of $1.6 million

•	Gain on sale of Rovion assets of $1.4 million

•	Warrant Revaluation Expense and Other items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income (loss). We therefore cannot provide GAAP guidance, but do report GAAP results.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 5 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-877-454-9136 or 1-617-826-1724, passcode # 53634853. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local Corporation website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-800-585-8367 or 1-404-537-3406, passcode # 53634853. A replay of the webcast will be available for approximately 90 days on the company’s website, starting approximately one hour after the completion of the call.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit:

http://www.localcorporation.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business and our Krillion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to successfully bill our monthly subscription customers, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted Net Income” and “Adjusted Net Loss” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; impairment charges and severance charges. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.

Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

# # #

Investor Relations Contact:

Janine Zanelli

Local Corporation

949-341-5340

jzanelli@local.com

Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except par value)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$3,706	$10,394
Restricted cash	42	10
Accounts receivable, net of allowances of $553 and $550, respectively	13,954	13,456
Notes receivable – current portion	392	392
Prepaid expenses and other current assets	518	732
Assets held for sale	2,517	2,187

Total current assets	21,129	27,171
Property and equipment, net	7,116	8,018
Goodwill	25,870	31,370
Intangible assets, net	4,426	8,833
Long term portion of note receivable	183	350
Deposits	60	69

Total assets	$58,784	$75,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,156	$12,193
Accrued compensation	968	2,152
Deferred rent	485	551
Warrant liability	34	207
Other accrued liabilities	1,421	2,422
Revolving line of credit	7,627	8,000
Deferred revenue	229	281
Liabilities held for sale	49	32

Total current liabilities	22,969	25,838

Deferred income taxes	265	265

Total liabilities	23,234	26,103

Commitments and contingencies
Stockholders’ equity (deficit):
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,095 and 22,082 issued and outstanding, respectively	—	—
Additional paid-in capital	121,261	119,068
Accumulated deficit	(85,711)	(69,360)

Stockholders’ equity	35,550	49,708

Total liabilities and stockholders’ equity	$58,784	$75,811

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$24,771	$20,688	$76,875	$52,960

Costs and expenses:
Cost of revenues	18,463	12,487	55,798	34,273
Sales and marketing	4,152	5,905	14,443	13,340
General and administrative	2,522	2,975	7,706	8,882
Research and development	1,227	1,511	3,684	4,396
Amortization of intangibles	1,865	1,255	3,608	3,585
Impairment of goodwill and intangible assets	—	—	6,451	—

Total operating expenses	28,229	24,133	91,690	64,476

Operating income (loss)	(3,458)	(3,445)	(14,815)	(11,516)
Interest and other income (expense), net	(131)	(227)	(325)	(312)
Change in fair value of warrant liability	65	513	173	2,483

Income (loss) from continuing operations before income taxes	(3,524)	(3,159)	(14,967)	(9,345)
Provision for income taxes	22	47	121	107

Net income (loss) from continuing operations	(3,546)	(3,206)	(15,088)	(9,452)
Income (loss) from discontinued operations (net of taxes)	(256)	(825)	(1,263)	(1,301)

Net Income (loss)	$(3,802)	$(4,031)	$(16,351)	$(10,753)

Per share data:
Basic net income (loss) per share from continuing operations	$(0.16)	$(0.15)	$(0.68)	$(0.45)

Basic net income (loss) per share from discontinued operations	$(0.01)	$(0.04)	$(0.06)	$(0.06)

Basic net income (loss) per share	$(0.17)	$(0.18)	$(0.74)	$(0.51)

Diluted net income (loss) per share from continuing operations	$(0.16)	$(0.15)	$(0.68)	$(0.45)

Diluted net income (loss) per share from discontinued operations	$(0.01)	$(0.04)	$(0.06)	$(0.06)

Diluted net income (loss) per share	$(0.17)	$(0.18)	$(0.74)	$(0.51)

Basic weighted average shares outstanding	22,092	21,940	22,087	21,151
Diluted weighted average shares outstanding	22,092	21,940	22,087	21,151

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenues	$22	$12	$61	$165
Sales and marketing	261	306	846	955
General and administrative	320	491	988	1,427
Research and development	63	87	163	313

Total stock-based compensation expense*	$666	$896	$2,058	$2,860

Basic and diluted net stock-based compensation expense per share	$0.03	$0.04	$0.09	$0.14

*-Excludes impact of discontinued operations.

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(16,351)	$(10,753)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	6,581	5,981
Provision for doubtful accounts	138	25
Stock-based compensation expense	2,176	2,948
Change in fair value of warrant liability	(173)	(2,483)
Impairment of goodwill and intangible assets	6,451	—
Changes in operating assets and liabilities:
Accounts receivable	(636)	(871)
Note receivable	167	200
Prepaid expenses and other	223	821
Accounts payable and accrued liabilities	(2,248)	789
Deferred revenue	(75)	1,152

Net cash used in operating activities	(3,747)	(2,191)

Cash flows from investing activities:
Capital expenditures	(2,553)	(3,144)
Increase in restricted cash	(32)	—
Issuance of notes receivable	—	(1,085)
Proceeds from notes receivable	—	1,085
Acquisitions, net of cash acquired	—	(15,969)
Purchases of intangible assets	—	(762)

Net cash used in investing activities	(2,585)	(19,875)

Cash flows from financing activities:
Proceeds from exercise of options	22	170
Proceeds from the public offering of common stock	—	18,227
Payment of revolving credit facility	(1,373)	(7,000)
Proceeds from revolving credit facility	1,000	8,000
Payment of financing related costs	(5)	(291)

Net cash (used in) provided by financing activities	(356)	19,106

Net increase (decrease) in cash	(6,688)	(2,960)
Cash, beginning of period	10,394	13,079

Cash, end of period	$3,706	$10,119

Supplemental Cash Flow Information:
Interest paid	$320	$136

Income taxes paid	$12	$11

LOCAL CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2012	2011	2012
GAAP net income (loss)	$(3,802)	$(4,031)	$(9,347)
Plus interest and other income (expense), net	131	227	97
Plus provision for income taxes	22	47	44
Plus amortization of intangibles	1,865	1,256	819
Plus depreciation	935	849	907
Plus stock-based compensation	666	896	667
Less revaluation of warrants	(65)	(513)	(166)
Plus net loss from discontinued operations	256	825	482
Plus asset Impairment charge	—	—	6,451
Plus severance charges*	144	—	514

Adjusted Net Income (Loss)	$152	$(444)	$468

Diluted Adjusted Net Income (loss) per share	$0.01	$(0.02)	$0.02

Diluted weighted average shares outstanding	22,245	21,940	22,219

*	Included in severance charges are costs incurred due to a change in officer as well as severance cost incurred during the quarter.